UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 17, 2001

PAPER WAREHOUSE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-23389	41-1612534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7630 Excelsior Boulevard
Minneapolis, Minnesota  55426
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (952) 936-1000

Item 5.  Other Events

             On September 7, 2001, Paper Warehouse, Inc. (the corporation) signed a $15 million revolving credit facility with Wells Fargo Retail Finance LLC.  On September 17, the corporation issued a Press Release relating to the signing of the $15 million credit facility.  The loan agreement is attached hereto as Exhibit 10.1 and the Press Release is attached hereto as Exhibit 99-1.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits

	10.1	Loan and Security Agreement Between Wells Fargo Retail Finance LLC and Paper Warehouse, Inc. dated September 7, 2001.

	99.1	Paper Warehouse Inc.’s press release dated September 17, 2001 relating to the signing of a $15 million revolving credit facility with Wells Fargo Retail Finance LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAPER WAREHOUSE, INC.

Date: October 2, 2001
By: /s/ Yale T. Dolginow
Name: Yale T. Dolginow
Title: President and Chief Executive Officer

By: /s/ Cheryl W. Newell
Name: Cheryl W. Newell
Title: Vice President and Chief Financial Officer
(Principal Financial Officer)

By: /s/ Diana G. Purcel
Name: Diana G. Purcel
Title: Vice President and Controller
(Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description	Location

10.1	Loan and Security Agreement Between Wells Fargo Retail Finance LLC and Paper Warehouse, Inc. dated September 7, 2001.	Filed herewith electronically

99.1	Paper Warehouse Inc.’s press release dated September 17, 2001 relating to the signing of a $15 million revolving credit facility with Wells Fargo Retail Finance LLC.	Filed herewith electronically.